CUSTODY AGREEMENT

	AGREEMENT dated as of         among MBL LIFE ASSURANCE CORPORATION
("MBL Life"), a stock life insurance company organized and existing under the laws of the State of New Jersey, with its principal office and place of business at 520 Broad Street, Newark, New Jersey 07102-3111,
MBL VARIABLE CONTRACT ACCOUNT-7 ("VCA-7"), a separate investment account of MBL Life, and BANKERS TRUST COMPANY NEW JERSEY LIMITED (the "Custodian"), a New Jersey banking corporation with its principal place of business at 34 Exchange Place, Jersey City, New Jersey 07302.

                            W I T N E S S E T H :

	That for and in consideration of the mutual promises hereinafter set forth the parties agree as follows:

1.	DEFINITIONS
	Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
	(a)	"Authorized Person(s) of VCA-7" shall be deemed to include
the Chairman, and any Vice President, the Secretary, the Assistant
Secretary or any other person, whether or not any such person is a member of the Management Committee, officer or employee of VCA-7, duly authorized by the Management Committee to give Instructions on behalf of VCA-7 and listed in the certifications annexed hereto as APPENDIX A and APPENDIX B, or such other written certification as may be received from the Management Committee of VCA-7 by the Custodian from time to time.
	"Authorized Person(s) of the Custodian" shall include any person, duly authorized by the Custodian to execute and modify agreements and fee schedules on behalf of the Custodian and listed in the certification annexed hereto as Appendix C, or such other certification as may be received from the Custodian by VCA-7 from time to time.
	(b)	"Book-Entry System" shall mean the Federal Reserve/Treasury
book-entry system for United States and Federal Agency Securities, its successor or successors and its nominee or nominees.
	(c)	"Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person authorized to act as a securities depository under the 1940 Act, its successor or successors and its nominee or nominees, if the use of such depository is approved by vote of the Management Committee.
	(d)	"Instructions" shall mean Oral Instructions or Written
Instructions.
	(e)	"Management Committee" or "Committee" shall mean the
committee elected by vote of the holders of Units to manage VCA-7 in accordance with the Rules and Regulations adopted by the Management Committee.
	(f)	"Money Market Security" shall be deemed to include, without
limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.
	(g)	"Oral Instructions" shall mean verbal instructions actually
received by the Custodian from a person reasonably believed by the
Custodian to be an Authorized Person of VCA-7.
	(h)	"Prospectus" shall mean VCA-7's current prospectus and
statement of additional information relating to the registration of VCA-
7's Units under the Securities Act of 1933, as amended.
	(i)	"Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, repurchase agreements, reverse repurchase agreements and other securities and investments from time to time owned by VCA-7.
	(j)	The "1940 Act" refers to the Investment Company Act of 1940, and the General Rules and Regulations thereunder, all as amended from time to time.
	(k)	"Units" refers to the units of beneficial interest in VCA-7.
	(l)	"Written Instructions" shall mean a written communication
actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person of VCA-7 by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication. Written Instructions shall include, but not be limited to, instructions received by computer, electronic instruction system, telecommunications terminals (including telex, TWXS, facsimile transmitter or bank wire), or POL*ARIS, and shall be performed in conformity with appropriate procedures established by mutual agreement of the Custodian and VCA-7, which procedures shall be compatible with the operating procedures of the Custodian, and which procedures shall be subject to review by the Management Committee upon its request.
	(m)	"VCA-7 Documents" shall mean the resolution of the Board of
Directors of MBL Life, authorizing the appropriate officers of MBL Life to establish and maintain VCA-7, adopted at its meeting held on September 7, 1983, and the "Rules and Regulations" for the conduct of the business of VCA-7, adopted by vote of the Committee of VCA-7 on September 19, 1983, as the same may be amended from time to time.

2.	APPOINTMENT OF CUSTODIAN
	(a)	MBL Life and VCA-7 hereby employ, pursuant to Article V of
VCA-7's Rules and Regulations, the Custodian as custodian of all the Securities and cash at the time owned by or in the possession of VCA-7.
	(b)	The Custodian hereby accepts such employment as custodian for
VCA-7 and agrees to perform the duties thereof as hereinafter set forth.

3.	COMPENSATION
	(a)	VCA-7 will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately.  Out-of-
pocket disbursements are for incidental expenses, which shall include, but shall not be limited to, the items specified in the Schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than ninety days prior written notice to VCA-7, provided, however, that the Custodian shall not transfer any fees, listed on Schedule A at the beginning of the term of this Agreement, or any of the underlying costs of the Schedule A fees, from Schedule A to Schedule B.
	(b)	Schedule A of this Agreement, agreed to hereunder, may be
amended from time to time by attaching to Schedule A of this Agreement a revised Schedule A, dated and signed by an Authorized Person of VCA-7 and an Authorized Person of the Custodian.
	(c)	The Custodian will submit its billings to MBL Life as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A and Schedule B for prompt payment to the Custodian.

4.	CUSTODY OF CASH AND SECURITIES
	(a)	RECEIPT AND HOLDING OF ASSETS.  VCA-7 will deliver or cause
to be delivered to the Custodian all Securities and cash owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and cash until actually received by it.
The Custodian shall hold in a separate account, physically segregated at all times from any property of Custodian and any property of other persons, firms, or corporations, pursuant to the provisions hereof, all Securities received by it for the account of VCA-7, except that the
Custodian may make use of the Book-Entry System or the Depository as provided in this Agreement.
	(b)	BOOK-ENTRY SYSTEM AND DEPOSITORY.  The Custodian may deposit and/or maintain securities of VCA-7 in the Book-Entry System or the
Depository, subject to the following conditions:
	(1)	Securities and cash of VCA-7 deposited in the Book-Entry
System or the Depository will be represented in accounts
which include only assets held by the Custodian for
customers, including, but not limited to, accounts in which
the Custodian acts in a fiduciary or representative capacity.
	(2)	The records of the Custodian with respect to Securities of
VCA-7 which are maintained in the Book-Entry System or
Depository shall identify by book-entry those securities
allocable to VCA-7.
	(3)	Such Book-Entry System or Depository may be used to hold,
receive, exchange, release, deliver and otherwise deal with
the Securities allocated to VCA-7, including stock dividends, rights and other items of like nature, and to receive and
remit to the Custodian all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.
	(4)	Payment for Securities purchased and sold may be made through the clearing medium employed by the Book-Entry System or
Depository for transactions of participants acting through
it.
	(5)	The Custodian shall pay for Securities purchased for the
account of VCA-7 through and in accordance with the
procedures of the Book-Entry System or Depository, and, upon notification from the Book-Entry System or Depository that
such Securities have been transferred, the Custodian shall
make an entry on its records to reflect such payment and
transfer for the account of VCA-7.  The Custodian shall
transfer Securities sold for the account of VCA-7 upon (i)
receipt of notification from the Book-Entry System or
Depository that payment for such Securities has been
transferred to the account of Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such
transfer and payment for the account of VCA-7. Copies of all advices from the Book-Entry System and Depository of
transfers of Securities for the account of VCA-7 shall
identify VCA-7, be maintained for VCA-7 by the Custodian and be provided to VCA-7 at its request.  The Custodian shall
comply with all other requirements of Rule 17f-4(d)(3) under the 1940 Act.
	(6)	At their election, MBL Life and VCA-7 shall be entitled to be subrogated to the rights of the Custodian with respect to
each individual claim against the Book-Entry System or
Depository, or their agents or employees, or any other person which the Custodian may have as a consequence of any loss or damage if and to the extent that MBL Life and VCA-7 have not been made whole for any such loss or damage.  Custodian shall cooperate with MBL Life and VCA-7 in their efforts to enforce each individual claim to the extent of producing relevant
records and, to the extent necessary, witnesses.
	(c)	ACCOUNTS; CREDITING AND DISBURSEMENTS OF CASH.  The Custodian
shall establish and maintain a separate account for VCA-7 and shall credit to VCA-7 all cash received by it for the account of VCA-7 and, only upon the receipt of proper Instructions, shall disburse the same.
	(d)	CONFIRMATION AND STATEMENTS.  Promptly after the close of
business on each day, the Custodian shall furnish VCA-7 with confirmations and a summary of all transfers to or from the account of
VCA-7 during said day.  Where Securities purchased by VCA-7 are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the
Depository or the Book-Entry System, the Custodian shall by Book-Entry or otherwise identify the quantity of those Securities belonging to VCA-
7.  At least monthly, or more often upon request, the Custodian shall furnish VCA-7 with a detailed statement of the Securities and cash held for VCA-7 under this Agreement.
	(e)	REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION.  All
Securities held for VCA-7 which are issued or issuable only in bearer form, except such Securities as are held in the Depository or the Book-
Entry System, shall be held by the Custodian in that form; all other
Securities held for VCA-7 may be registered in the name of VCA-7, in the name of any duly appointed registered nominee of the Custodian as the
Custodian may from time to time determine, or in the name of the Book-
Entry System or Depository or their successor or successors, or their nominee or nominees.  VCA-7 reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities.
VCA-7 agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for VCA-7 and which may from time to time be registered in the name of
VCA-7.
	(f)	RECEIPT OF INCOME AND OTHER MATTERS AFFECTING SECURITIES.
Unless instructed to the contrary by Instructions, the Custodian by itself, or through the use of the Book-Entry System or the Depository and in accordance with Section 4(b) above, shall, with respect to
Securities therein deposited, promptly with respect to all Securities held for VCA-7 in accordance with this Agreement:
		(1)	Receive all income due or payable;
		(2)	Present for payment and receive the amount payable upon
all Securities which may mature or be called, redeemed or
retired, or otherwise become payable, provided that, should
any Securities held in the Book-Entry System or the
Depository be called for a partial redemption by the issuer
of such Securities, the Custodian is authorized to accept
allocation as determined pursuant to the program operated by and at the direction of the Book-Entry System or Depository
therefor then in effect at the Book-Entry System or
Depository or, in the absence of any such program, in
Custodian's sole discretion, to allot the called portion to
the respective holders in any manner deemed to be fair and
equitable in Custodian's judgment;
		(3)	Surrender Securities in temporary form for definitive
Securities;
		(4)	Execute any necessary declarations or certificates of
ownership under the Federal income tax laws or the laws or
regulations of any other taxing authority now or hereafter in effect; and
		(5)	Hold directly, or through the Book-Entry System or the
Depository with respect to Securities therein deposited, for the account of VCA-7, stock dividends, rights, and other
items of like nature issued with respect to any Securities
held by the Custodian hereunder for VCA-7.
	(g)	DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY.
	Upon receipt of Instructions and not otherwise, the Custodian directly or through the use of the Book Entry System or the Depository, and in accordance with section 4(b) above, shall:
		(1)	Execute and deliver or cause to be executed and
delivered to such persons as may be designated in such
Instructions proxies, consents, authorizations, and any other instruments whereby the authority of VCA-7 as owner of any
Securities may be exercised;
		(2)	Deliver or cause to be delivered any Securities held
for VCA-7 in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization,
refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;
		(3)	Deliver or cause to be delivered any Securities held
for VCA-7 to any protective committee, reorganization
committee or other person in connection with the
reorganization, refinancing, merger, consolidation or
recapitalization or sale of assets of any corporation, and
receive and hold under the terms of this Agreement in the
separate account for VCA-7 such certificates of deposit,
interim receipts or other instruments or documents as may be issued to it to evidence such delivery;
		(4)	Make or cause to be made such transfers or exchanges of
the assets of VCA-7 and take such other steps as shall be
stated in said Instructions to be for the purpose of
effectuating any duly authorized plan of liquidation,
reorganization, merger, consolidation or recapitalization of
VCA-7.
		(5)	Deliver Securities owned by VCA-7 upon sale of such
securities for the account of VCA-7 pursuant to Section 5 of this Agreement;
		(6)	Deliver Securities owned by VCA-7 upon the receipt of
payment in connection with any repurchase agreement related
to such Securities entered into by VCA-7, subject to the
provisions of Section 5(d) hereof;
		(7)	Deliver Securities owned by VCA-7 to the issuer thereof
or its agent when such Securities are called, redeemed,
retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be
delivered to the Custodian;
		(8)	Deliver Securities owned by VCA-7 for delivery in
connection with any loans of securities made by VCA-7 but
only against receipt of adequate collateral as agreed upon
from time to time by the Custodian and VCA-7;
		(9)	Deliver Securities owned by VCA-7 for delivery as
security in connection with any borrowings by VCA-7 requiring a pledge of VCA-7 assets, but only against receipt of amounts borrowed;
		(10)	Deliver Securities owned by VCA-7 for delivery to the
transfer agent or to the holders of Units in connection with distributions in kind, as may be described from time to time in VCA-7's prospectus, in satisfaction of requests by holders of Units for repurchase or redemption; and
		(11)	Deliver Securities owned by VCA-7 for any other proper
business purpose, but only upon receipt of, in addition to
Instructions, a certified copy of a resolution of the
Committee signed by an Authorized Person of VCA-7 and
certified by the Secretary of VCA-7, specifying the
Securities to be delivered, setting forth the purpose for
which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or
persons to whom delivery of such Securities shall be made.
	(h)	ENDORSEMENT AND COLLECTION OF CHECKS, ETC.  The Custodian is
hereby authorized to endorse and process for collection all checks, drafts or other orders for the payment of money received by the Custodian for the account of VCA-7.

5.	PURCHASE AND SALE OF INVESTMENTS OF VCA-7
	(a)	Promptly after placing each order to purchase Securities for
VCA-7, VCA-7 shall transmit to the Custodian Instructions specifying with respect to each purchase:
	(1)	The name of the issuer and the title of the Securities;
	(2)	The number of shares or the principal amount purchased and
accrued interest, if any;
	(3)	The date of purchase and settlement;
	(4)	The purchase price per unit;
	(5)	The total amount payable upon such purchase;
	(6)	The name of the person from whom or the dealer through whom
the purchase was made; and
	(7)	Whether or not such purchase is to be settled through the
Book-Entry System or the Depository.
	The Custodian shall receive all Securities purchased by or for
VCA-7 and upon receipt of Securities (including purchases effected through the Book-Entry System or Depository in accordance with Section
4(b), above) shall pay out of the cash held for the account of VCA-7 the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Instructions.
	(b)	Promptly after each sale of Securities of VCA-7, VCA-7 shall transmit to the Custodian Instructions specifying with respect to such sale:
	(1)	The name of the issuer and the title of the Securities;
	(2)	The number of shares or principal amount sold, and accrued
interest, if any;
	(3)	The date of sale;
	(4)	The sale price per unit;
	(5)	The total amount payable to VCA-7, upon such sale;
	(6)	The name of the dealer through whom or the person to whom the sale was made; and
	(7)	Whether such sale is to be settled through the Book-Entry
System or the Depository.
	The Custodian shall deliver or cause the Securities to be
delivered to the dealer or other person designated by VCA-7 only upon receipt of the total amount payable to VCA-7 as set forth in such Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities as further described in (d)
below.
	(c)  In connection with the transactions described in this
Agreement, Custodian is not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in VCA-7's account or funds have otherwise been made available to Custodian therefor to its satisfaction.  The amount by which payments made by Custodian with respect to property in, or to be received for, the account of VCA-7, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from Custodian to
VCA-7 in the amount of such overdraft, payable on demand and bearing interest at the rate customarily charged by Custodian on similar loans.
All such loans shall be based on Custodian's sole determination to make the underlying advance in each case.
	(d) MBL Life acknowledges familiarity with the current securities industry practice of delivering physical securities against later payment on delivery date.  Notwithstanding instructions to deliver securities against payment, Custodian is authorized to make delivery against a temporary receipt (sometimes called a "window ticket") in lieu of payment. Custodian agrees to use its best efforts to obtain payment therefor during the same business day, but MBL Life confirms its sole assumption of all risks of payment for such deliveries, except for those acts or omissions, if any, of Custodian arising from Custodian's own negligence or willful misconduct. Custodian may accept checks, whether certified or not, in payment for securities delivered in accordance with Instructions and assumes sole responsibility for the risks of collectability of such checks.
	(e)	In order to secure the payment and performance of all
liabilities to Custodian at any time outstanding hereunder, MBL Life hereby grants Custodian a lien and right of setoff as to the balance in any non-custodian account of MBL Life (except to the extent that such accounts hold assets of VCA-7), from time to time, and Custodian may, at any time or from time to time, at Custodian's sole option and without notice, appropriate and apply toward the payment of such liabilities, the balance of each such account and/or take such other action(s) or exercise any other options, powers and rights which Custodian now or hereafter has as a secured party under the New Jersey Uniform Commercial
Code or any other applicable law. The phrase "liabilities" shall include all liabilities arising hereunder, including, but not limited to loans, other advances, interest, fees, charges, expenses and attorneys' fees.

6.	PERSONS HAVING ACCESS TO ASSETS OF VCA-7
	(a)	No Committee member, officer, employee or agent of VCA-7, and no officer, director, employee or agent of the investment adviser (the "Adviser") of VCA-7, if any, acting pursuant to any provision of the Investment Advisory Agreement (the "Advisory Agreement") between VCA-7 and the Adviser, shall have physical access to the assets of VCA-7 held by the Custodian or be authorized or permitted to withdraw any securities or cash of VCA-7, nor shall the Custodian deliver any assets of VCA-7 to any such person.  No officer, director, employee or agent of the Custodian who holds any similar position with VCA-7 or who performs duties under the Advisory Agreement shall have access to the assets of
VCA-7.
	(b)	Subject to paragraph (f) of Section 4. hereof, nothing in
this Section 6. shall prohibit any Authorized Persons of VCA-7, who may be officers, employees or agents of VCA-7, or officers, employees or agents of the Adviser, from giving Instructions to the Custodian consistent with the terms of this Agreement so long as such instructions do not result in delivery of or access to assets of VCA-7 prohibited by paragraph (a) of this Section 6.

7.	CONCERNING THE CUSTODIAN
	(a)	STANDARD OF CONDUCT.  Except as otherwise provided herein,
neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any loss or damage arising out of its own negligence, willful misfeasance or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Custodian and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.  The Custodian shall indemnify
VCA-7 and MBL Life for any loss or damage resulting from or arising by reason of any negligence, willful misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.  In no event shall the Custodian be liable for special, indirect or consequential damages.  The Custodian shall take all appropriate and necessary steps to obtain replacement of any security in its possession that has been lost, apparently destroyed or wrongfully taken.
	(b)	LIMIT OF DUTIES.  Without limiting the generality of the
foregoing, the Custodian shall not be liable for:
		(1)	The validity of the issue of any Securities purchased
by VCA-7, the legality of the purchase thereof, or the
propriety of the amount paid therefore;
		(2)	The legality of the sale of any Securities by VCA-7, or
the propriety of the amount for which the same are
sold;
		(3)	The legality of the issue or sale of any Units, or the
sufficiency of the amount to be received therefore;
		(4)	The legality of the redemption of any Units, or the
propriety of the amount to be paid therefore;
		(5)	The legality of any borrowing for temporary or
emergency administrative purposes.
	(c)	NO LIABILITY UNTIL RECEIPT.  The Custodian shall not be
liable for or considered to be the Custodian of any cash, whether or not represented by check, draft, or other instrument for the payment of money (other than a Security or Money Market Security), received by it on behalf of VCA-7 until the Custodian actually receives and collects such cash and promptly and properly evidences such receipt by the final crediting of the account representing VCA-7's interest in the Book-Entry
System or the Depository.
	(d)	AMOUNTS DUE FROM TRANSFER AGENT.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to VCA-7 from the transfer agent nor to take any action to effect payment or distribution by the transfer agent of any amount paid by the Custodian to the transfer agent in accordance with this
Agreement.
	(e)	COLLECTION WHERE PAYMENT IN DEFAULT OR REFUSED.  The
Custodian shall promptly notify VCA-7 in writing if any income or any other amount due or payable with respect to a Security is in default or if payment is refused after due demand or presentation.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.
	(f)	APPOINTMENT OF AGENTS AND SUB-CUSTODIANS.  The Custodian may
appoint one or more United States banking institutions satisfying the requirements of Section 17(f) of the 1940 Act and the rules thereunder, as Sub-Custodians of Securities and cash at any time owned by VCA-7, upon terms and conditions specified in Written Instructions.
	(g)	NO DUTY TO ASCERTAIN AUTHORITY.  The Custodian shall not be
under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for VCA-7 are such as may properly be held by VCA-7 under the provisions of the VCA-7 Documents and
Prospectus.
	(h)	COMPENSATION OF THE CUSTODIAN.  The Custodian shall be
entitled to receive, and VCA-7 agrees to pay the Custodian, such compensation as may be agreed upon from time to time between the
Custodian and VCA-7 pursuant to Section 3 herein.
	(i)	RELIANCE ON INSTRUCTIONS.  The Custodian shall be entitled to rely upon any Instructions in accordance with Section 1, paragraph (d)
hereof reasonably believed by the Custodian to be genuine and to conform to the requirements of this Agreement.
	(j)	INSPECTION OF BOOKS AND RECORDS.
		(1)	The books and records of the Custodian shall be
open to inspection and audit at reasonable times
by officers and auditors or independent public
accountants employed by VCA-7, by employees or
agents of the Securities and Exchange Commission
and by employees or agents of state insurance
departments.
		(2)	The Custodian or its agent, if any, that deposits
the Securities shall promptly provide VCA-7 with any report received by the Custodian on the system of internal accounting control of the Book-Entry
System or the Depository and with such reports on its own systems of internal or other accounting control as VCA-7 may reasonably request from time to time, except as such reports may be required to be kept confidential by law or governmental action.

8.	POL*ARIS
	MBL Life and VCA-7 understand that they have the option to elect to participate in Custodian's POL*ARIS Service (an on-line system) which provides custody clients, on a daily basis, the ability to view on-line or to print out hard copy of: (i) all transactions involving the delivery in and out of Securities on a free or payment basis; (ii) payments of principal and interest or dividends; (iii) pending transactions and fails; and (iv) schedules of custody account holdings plus the market values thereof.
	MBL Life and VCA-7 have elected to subscribe to the POL*ARIS Service. MBL Life and VCA-7 shall be fully responsible for the security of their connecting terminal(s), access thereto, the proper and authorized use thereof and the initiation and application of continuing effective safeguards. In this connection, except for any instance involving Custodian's own gross negligence or willful misconduct, and in addition to any other undertakings by MBL Life and VCA-7 in this Agreement, MBL Life and VCA-7 agree to indemnify Custodian for any loss or damage resulting from or arising by reason of any improper or unauthorized use of such terminal as a result of any negligence, willful misfeasance, or willful misconduct by MBL Life and VCA-7 or an investment adviser approved by MBL Life and VCA-7 for access to POL*ARIS on its or their premises. In no event shall MBL Life or VCA-7 be liable for special, indirect, or consequential damages.
		To the extent that the POL*ARIS Service shall include market values of VCA-7's holdings, MBL Life and VCA-7 acknowledge receipt from Custodian of its advices that the Custodian now obtains and will in the future obtain such information from outside sources (presently Mellon
Invest Data Corporation and Telstat) which Custodian deems to be reliable and confirms that Custodian does not verify, represent or warrant either the accuracy or the completeness of any such information furnished or transmitted by or through the POL*ARIS Service.

9.	TERM AND TERMINATION
	(a)	This Agreement shall become effective on the date first set
forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.
	(b)	Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of receipt of such notice.  In the event such notice is given by VCA-7, it shall be accompanied by a certified resolution of VCA-7's Management Committee, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, VCA-7 shall, on or before the termination date, deliver to the Custodian a certified resolution of VCA-7's Committee, designating a successor custodian or custodians. In the absence of such designation by VCA-7, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If VCA-
7 fails to designate a successor custodian, VCA-7 shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry system which cannot be delivered to VCA-7) and cash then owned by VCA-7, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Depository or Book-Entry System which cannot be delivered to VCA-7.
	(c)	Upon the date set forth in such notice under paragraph (b) of this Section 9, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver to the successor custodian all Securities and cash then held by the Custodian.
Upon termination, MBL Life shall pay to the Custodian such compensation as may be due as of the date of such termination and shall reimburse the Custodian for its reasonable costs, expenses and disbursements authorized by this Agreement. If, 15 days prior to the date set forth in such notice of termination as specified in 9(b) above ("Termination Date"), any compensation, costs, fees, expenses and disbursements ("Compensation") due the Custodian authorized by this Agreement remain unpaid, Custodian shall provide reasonable notice to MBL Life of such nonpayment, together with a demand for payment. Upon receipt of such notice, MBL Life shall pay, by 5 days prior to the Termination Date, such Compensation which remains unpaid. If, by 5 days prior to the Termination Date, MBL Life has not so paid such Compensation, Custodian shall have all rights and privileges to obtain such payment in accordance with the provisions of Section 5(e) of this Agreement.

10.	MISCELLANEOUS
	(a)	Annexed hereto as APPENDIX A and APPENDIX B are
certifications signed by two (2) of the present officers of VCA-7 setting forth the names and signatures of the present Authorized Persons of VCA-7 authorized to perform on behalf of VCA-7 the duties specified.
VCA-7 agrees to furnish to the Custodian new certification in similar form in the event that any such present Authorized Person of VCA-7 ceases to be an Authorized Person of VCA-7 or in the event that other or additional Authorized Persons of VCA-7 are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement and modifications hereto, executed upon Instructions given by the present Authorized Persons of VCA-7 as set forth in the last delivered certification.
	Annexed hereto as APPENDIX C is a certification signed by two (2) authorized officers of the Custodian setting forth the names and signatures of the present Authorized Persons of the Custodian authorized by the Custodian to execute and modify agreements and fee schedules on behalf of the Custodian. The Custodian agrees to furnish to VCA-7 new certification in similar form in the event that any such present
Authorized Person of the Custodian ceases to be an Authorized Person of the Custodian or in the event that other or additional Authorized
Persons of the Custodian are elected or appointed. Until such new certification shall be received, VCA-7 shall be fully protected in acting under the provisions of this Agreement and modifications hereto executed by the present Authorized Persons of the Custodian as set forth in the last delivered certification.
	(b)	Any notice or other instrument in writing, authorized or
required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 34 Exchange Place, Jersey City, New Jersey
07302, Attention:  Insurance Administration, or at such other place as the Custodian may from time to time designate in writing.
	(c)	Any notice or other instrument in writing, authorized or
required by this Agreement to be given to MBL Life or to VCA-7, shall be sufficiently given if addressed to VCA-7 and mailed or delivered to MBL
Life at its offices at 520 Broad Street, Newark, New Jersey 07102-3111 or at such other places as VCA-7 may from time to time designate in writing.
	(d)	This Agreement may not be amended or modified in any manner
except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the
1940 Act.
	(e)	This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by VCA-7 without the written consent of the Custodian, or by the Custodian without the written consent of VCA-7 authorized or approved by a resolution of the Committee, and any attempted assignment without such written consent shall be null and void.
	(f)	This Agreement shall be governed by and construed in
accordance with the laws of the State of New Jersey, without reference to principles of conflicts of law.
	(g)	It is expressly agreed that the obligations of VCA-7
hereunder shall not be binding personally upon any of the Committee members, nominees, officers, agents, or employees of VCA-7, but shall bind only the property of VCA-7 as provided in the VCA-7 Documents. The execution and delivery of this Agreement have been authorized by the Committee of VCA-7 and such authorization by a member of the Committee shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of VCA-7 as provided in the VCA-7 Documents.
	(h)	The captions of this Agreement are included for convenience
of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
	(i)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
	(j)	The Custodian hereby represents and warrants:
		(i)	That this Agreement is legal, valid and binding,
and enforceable in accordance with its terms, and
		(ii)	That the Custodian is qualified as a custodian
under Section 26(a) of the 1940 Act, and covenants that it will remain so qualified, or, upon ceasing to be so qualified, shall designate a successor
Custodian that is so qualified.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.
						MBL  VARIABLE CONTRACT ACCOUNT-7
ATTEST:

________________________			By:	______________________
Judith C. Keilp				          		David A. James
Secretary				                		Chairman

							MBL LIFE ASSURANCE CORPORATION
ATTEST:

________________________			By:	_______________________
Christine M. Dempsey		       		Albert W. Leier
Director Financial Reporting		 Vice President and Controller

							BANKERS TRUST COMPANY NEW JERSEY
ATTEST:						              LIMITED as Custodian

________________________			By:	________________________